UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2016

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14300 N. Northsight Blvd., #208 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): 407-257-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 21, 2016, Zoned Properties, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the following directors were elected to the Company’s Board of Directors: Bryan McLaren, Irvin Rosenfeld, Art Friedman, Alex McLaren, MD and David G. Honaman. All directors will serve until the Company’s next annual meeting or until their successors shall have been duly elected and qualified and elected.

The votes with respect to each nominee and with respect to the other matters voted on by stockholders at the Annual Meeting are set forth below.

Proposal No. 1:

Election of directors

	FOR	WITHHELD	BROKER NON-VOTES
Bryan McLaren	109,453,099	1,109	663,210
Irvin Rosenfeld	109,453,009	1,199	663,210
Art Friedman	109,453,110	1,098	663,210
Alex McLaren, MD	109,452,809	1,399	663,210
David G. Honaman	109,453,110	1,098	663,210

Proposal No. 2:

Approval of the Zoned Properties, Inc. 2016 Equity Incentive Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
109,446,936	7,208	64	663,210

Proposal No. 3:

Ratification of D. Brooks and Associates CPA’S, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2016

FOR	AGAINST	ABSTAIN
110,083,356	2,895	31,167

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: November 29, 2016	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer

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